LIMITED POWER OF ATTORNEY

I, the undersigned individual, hereby constitute and appoint each of WILLIAM R. JACKMAN, Executive Vice President and General Counsel, ALEXANDER K. TRAVIS, Senior Vice President and Deputy General Counsel, and JAMIE AMENTLER, Vice President and Associate General Counsel, Securities, each, in their respective capacities as General Counsel to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries (collectively, the “Corporation”), and not in their individual capacities, as well as any individual delegee as each of them may appoint from time to time, and each of them acting singly, as my true and lawful attorneys-in-fact and agents, with full powers of substitution or revocation, for me and in my name, place and stead, in any and all capacities, to: (1) prepare, sign in my name and on my behalf and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 13(d) and Section 16(a) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) or any rule or regulation of the SEC with respect to my position with the Corporation; (2) sign any and all Schedules 13D/G, as appropriate, and Forms 3, 4, or 5 in connection with my beneficial ownership of securities of the Corporation as may be required of me pursuant to Section 13(d) and Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, and to file the same and all other documents in connection therewith, with the SEC and any stock exchange or similar authority; and (3) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Schedule 13D/G, as appropriate, and Form 3, 4, or 5, or other document, and timely file such form or report with the SEC and any stock exchange or similar authority as may be required in connection with my position with the Corporation.

I hereby grant unto said attorneys-in-fact and agents, and any such delegees as they may appoint from time to time, each acting singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting singly, or his substitute, may lawfully do or cause to be done by virtue hereof. I declare that any act or thing lawfully done hereunder by my said attorneys-in-fact and agents shall be binding on myself and my heirs, legal and personal representatives, and assigns, whether the same shall have been done before or after my death, or other revocation of this instrument, unless and until reliable notice thereof shall have been received by any party who, upon the faith of this instrument, accepts my said attorneys-in-fact and agents as authorized to represent me. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, and the Corporation is not assuming, any of my responsibilities to comply with Section 13(d) and Section 16 of the Exchange Act.

This power of attorney shall remain in full force and effect until I am no longer required to file Schedules 13D/G, as appropriate, and Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to either of the foregoing attorneys-in-fact, and the authority of my attorneys-in-fact and agents hereunder shall not terminate on my disability but shall remain in full force and effect for so long as I am an officer, director, or other individual subject to reporting requirements of the Company, and for such time thereafter as may be necessary to file any such reports.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of May, 2024.

/s/ Stephen Mitchell Howell, Jr.

Stephen Mitchell Howell, Jr.

STATE OF ________________

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COUNTY OF ________________

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On May 30, 2024, before me,

personally appeared Stephen Mitchell Howell, Jr., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of that the foregoing paragraph is true and correct.

{Notary Public Seal}

Notary Public Signature

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